Exhibit 99.1

Neal Goldner Investor Relations 407-206-6149 neal.goldner@mvwc.com

[DRAFT 9]	Cameron Klaus Global Communications 407-513-6066 cameron.klaus@mvwc.com
Marriott Vacations Worldwide Reports
Third Quarter 2023 Financial Results
ORLANDO, Fla. – November 1, 2023 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (“MVW” or the “Company”) reported third quarter 2023 financial results.
Third Quarter 2023 Highlights
•Consolidated Vacation Ownership contract sales were $438 million and volume per guest (“VPG”) increased $87 sequentially from the second quarter, or 2%, to $4,055. The Company estimates the Maui wildfires negatively impacted contract sales by $28 million and VPG by approximately $66, or 2%, in the quarter.
•Net income attributable to common shareholders was $42 million compared to $109 million in the prior year, and fully diluted earnings per share was $1.09.
•The Company recorded a $59 million charge to its loan loss provision in the third quarter resulting in a $36 million negative impact to Net income attributable to common shareholders and a $49 million negative impact to Adjusted EBITDA.
•Adjusted net income attributable to common shareholders was $48 million and adjusted fully diluted earnings per share was $1.20.
•Adjusted EBITDA was $150 million. The Company estimates the Maui wildfires negatively impacted Adjusted EBITDA by $24 million in the quarter and the increased loan loss provision impacted Adjusted EBITDA by $49 million.
•The Company repurchased 793,300 shares of its common stock for $86 million during the quarter and declared a $0.72 per share quarterly dividend, which was paid in October.
•The Company updated its full year outlook.
“We had a difficult quarter between the devastating wildfires in Maui and default rates on our loan portfolio remaining above our recent experience. However, our loan delinquencies are stabilizing and with Maui reopen for tourism we have started to see our resort occupancies recover,” said John Geller, president and chief executive officer. “We've also been working hard educating consumers about the benefits of Abound by Marriott Vacations and our salespeople are getting more comfortable selling the new product, which was evident in our results this quarter, with VPG growing sequentially from the prior quarter.”
Third Quarter 2023 Results
On August 8, 2023, a wildfire devastated the area of West Maui. While the Company operates four vacation ownership resorts and sales centers in the area, it did not sustain any physical damage to these resorts and sales centers. However, the Company estimates the Maui wildfires negatively impacted its third quarter contract sales by approximately $28 million, its third quarter Net income attributable to common shareholders by $18 million and its Adjusted EBITDA by $24 million.

Marriott Vacations Worldwide Reports Third Quarter 2023 Financial Results / 2
In the third quarter of 2022, the Company aligned its contract terms for the sale of its Marriott-, Westin-, and Sheraton-branded vacation ownership products, resulting in the acceleration of revenue from the sale of Marriott-branded vacation ownership interests. In addition, the Company aligned its reserve methodology for vacation ownership notes receivable for these brands, resulting in a decrease in the reserve for the acquired notes offset by an increase in the reserve for the originated notes. Together, these changes were referred to as the “Alignment.”
The tables below illustrate the comparison of the reported results from the third quarter of 2023, as well as adjusted results that reflect the estimated impact of the Maui fires, to the results from the third quarter of 2022, including the impact of the Alignment on the Company’s reported results for that time period. In the tables below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.
Consolidated

	Three Months Ended
	September 30, 2023			September 30, 2022
($ in millions)	As Reported	Estimated Impact of Maui Fires	As Adjusted*	As Reported	Impact of Alignment	As Adjusted*
Net income attributable to common shareholders	$42	$18	$60	$109	$(33)	$76
Adjusted net income attributable to common shareholders*	$48	$18	$66	$131	$(33)	$98
Adjusted EBITDA*	$150	$24	$174	$284	$(44)	$240
Vacation Ownership

	Three Months Ended
	September 30, 2023			September 30, 2022
($ in millions)	As Reported	Estimated Impact of Maui Fires	As Adjusted*	As Reported	Impact of Alignment	As Adjusted*
Sale of vacation ownership products	$319	$19	$338	$444	$(27)	$417
Development profit	$67	$13	$80	$161	$(25)	$136
Management and exchange profit	$74	$3	$77	$72	$—	$72
Rental profit	$6	$5	$11	$24	$—	$24
Financing profit	$51	$—	$51	$69	$(19)	$50
Other	$(1)	$1	$—	$(1)	$—	$(1)
Segment financial results attributable to common shareholders	$149	$22	$171	$270	$(33)	$237
Segment margin	22.3%		24.5%	33.5%		30.6%
Segment Adjusted EBITDA*	$173	$22	$195	$299	$(44)	$255
Segment Adjusted EBITDA margin*	25.8%		27.9%	37.1%		32.7%

	Three Months Ended
	September 30, 2023			September 30, 2022
(Contract sales $ in millions)	As Reported	Estimated Impact of Maui Fires	As Adjusted*	As Reported	Impact of Alignment	As Adjusted*
Consolidated contract sales	$438	$28	$466	$483	$—	$483
VPG	$4,055	$66	$4,121	$4,353	$—	$4,353
Tours	100,609	5,101	105,710	104,000	—	104,000

Marriott Vacations Worldwide Reports Third Quarter 2023 Financial Results / 3
Revenues excluding cost reimbursements decreased 17% in the third quarter of 2023 compared to the prior year. The decline was driven by a 9% year-over-year reduction in consolidated contract sales resulting from 7% lower VPG and a 3% decline in tours, and a $59 million increase in its loan loss provision. Adjusted for the estimated $28 million impact of the Maui wildfires, consolidated contract sales would have declined 4% year-over-year, tours would have increased 2% and VPG would have declined 5%.
Segment financial results attributable to common shareholders declined $121 million to $149 million in the third quarter of 2023. Adjusting for the estimated impact from the Maui wildfires and the prior year Alignment benefit:
•Segment Adjusted EBITDA declined $60 million year-over-year primarily due to lower development and rental profit and a $49 million net loan loss impact in the current year.
•Development profit declined $56 million year-over-year primarily due to a $49 million net loan loss impact in the current year and 4% lower contract sales.
•Rental profit declined $13 million year-over-year primarily due to lower ADR and higher inventory costs.
•Management and exchange profit increased $5 million year-over-year due to higher revenue from management fees and club dues.
Exchange & Third-Party Management

	Three Months Ended
	September 30, 2023			September 30, 2022
($ in millions)	As Reported	Estimated Impact of Maui Fires	As Adjusted*	As Reported	Impact of Alignment	As Adjusted*
Management and exchange profit	$19	$1	$20	$27	$—	$27
Segment financial results attributable to common shareholders	$23	$1	$24	$29	$—	$29
Segment margin	37.4%		38.1%	44.4%		44.4%
Segment Adjusted EBITDA*	$30	$1	$31	$39	$—	$39
Segment Adjusted EBITDA margin*	49.8%		50.3%	57.6%		57.6%
Revenues excluding cost reimbursements decreased 7% in the third quarter of 2023 compared to the prior year driven primarily by lower exchange and Getaway volumes. Interval International active members decreased 1% compared to the prior year to 1.6 million and Average revenue per member increased 1% year-over-year.
Segment financial results attributable to common shareholders were $23 million in the third quarter of 2023 and Segment margin was 37%. Adjusted for the estimated $1 million negative impact from the Maui wildfires, Segment Adjusted EBITDA decreased to $31 million and Segment Adjusted EBITDA Margin was 50%.
Corporate and Other
General and administrative costs decreased $5 million in the third quarter of 2023 compared to the prior year primarily as a result of lower variable compensation costs.

Marriott Vacations Worldwide Reports Third Quarter 2023 Financial Results / 4
Balance Sheet and Liquidity
The Company ended the quarter with $1.0 billion in liquidity, including $265 million of cash and cash equivalents, $70 million of gross notes receivable that were eligible for securitization, and $659 million of available capacity under its revolving corporate credit facility.
At the end of the third quarter of 2023, the Company had $3.0 billion of corporate debt and $2.0 billion of non-recourse debt related to its securitized notes receivable.
Full Year 2023 Outlook
While the Company’s resorts in West Maui have reopened, it expects the wildfires to negatively impact its fourth quarter contract sales by approximately $32 to $37 million, its Net income attributable to common shareholders by approximately $19 to $22 million and its Adjusted EBITDA by approximately $26 to $31 million.
The Company updated its full year 2023 guidance as reflected in the chart below. The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2023 expected GAAP results for the Company.
In the table below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(in millions, except per share amounts)	2023 Guidance			Full Year Estimated Impact of Maui Wildfires
Contract sales	$1,750	to	$1,770	$60	to	$65
Net income attributable to common shareholders	$268	to	$278	$37	to	$40
Earnings per share - diluted	$6.59	to	$6.82	$0.85	to	$0.94
Net cash, cash equivalents and restricted cash provided by operating activities	$271	to	$307	$50	to	$55
Adjusted EBITDA*	$745	to	$765	$50	to	$55
Adjusted earnings per share - diluted*	$7.44	to	$7.78	$0.85	to	$0.94
Adjusted free cash flow*	$430	to	$460	$50	to	$55
Note: 2023 guidance includes the estimated impact of the Maui wildfires on the Company’s results.
Non-GAAP Financial Information
Non-GAAP financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use. In addition to the foregoing non-GAAP financial measures, we present certain key metrics as performance measures which are further described in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission.
Third Quarter 2023 Financial Results Conference Call
The Company will hold a conference call on November 2, 2023 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.

Marriott Vacations Worldwide Reports Third Quarter 2023 Financial Results / 5
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has over 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates an exchange network and membership programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for contract sales, results of operations, cash flows, future growth and projections for full year 2023. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the effects of a future health crisis, including its short and longer-term impacts on consumer confidence and demand for travel, and the pace of recovery following a health crisis; variations in demand for vacation ownership and exchange products and services; worker absenteeism; price and wage inflation; global supply chain disruptions; volatility in the international and national economy and credit markets; the impact of the current or a future banking crisis; wars involving Russia, Ukraine, Israel and Gaza and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the impact of rising interest rates; political or social strife; difficulties associated with implementing new or maintaining existing technology; changes in privacy laws; the effects of steps that we or our affiliates have taken and may continue to take to reduce operating costs; impacts from natural or man-made disasters and wildfires, including the Maui wildfires; and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our future periodic filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 3, 2023

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except VPG, tours, total active Interval International members, average revenue per member, and per share amounts)
(Unaudited)
SUMMARY FINANCIAL INFORMATION

	Three Months Ended		Change %	Nine Months Ended		Change %
	September 30, 2023	September 30, 2022		September 30, 2023	September 30, 2022
Key Measures
Total consolidated contract sales	$438	$483	(9%)	$1,325	$1,383	(4%)
VPG	$4,055	$4,353	(7%)	$4,118	$4,544	(9%)
Tours	100,609	104,000	(3%)	300,245	285,362	5%
Total active Interval International members (000's)(1)	1,571	1,591	(1%)	1,571	1,591	(1%)
Average revenue per Interval International member	$39.15	$38.91	1%	$120.48	$122.30	(1%)

GAAP Measures
Revenues	$1,186	$1,252	(5%)	$3,533	$3,468	2%
Income before income taxes and noncontrolling interests	$66	$169	(61%)	$334	$437	(24%)
Net income attributable to common shareholders	$42	$109	(61%)	$219	$303	28%
Diluted shares	43.3	43.4	—%	43.8	45.9	(5%)
Earnings per share - diluted	$1.09	$2.53	(57%)	$5.33	$6.68	(20%)

Non-GAAP Measures*
Adjusted EBITDA	$150	$284	(47%)	$575	$727	(21%)
Adjusted pretax income	$75	$207	(64%)	$345	$508	(32%)
Adjusted net income attributable to common shareholders	$48	$131	(64%)	$247	$343	(28%)
Adjusted earnings per share - diluted	$1.20	$3.02	(60%)	$5.95	$7.53	(21%)

(1) Includes members at the end of each period.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA BY SEGMENT
(In millions)
(Unaudited)

	Three Months Ended
		September 30, 2022
	September 30, 2023	As Reported	Impact of Alignment	As Adjusted*

Vacation Ownership	$173	$299	$(44)	$255
Exchange & Third-Party Management	30	39	—	39
Segment Adjusted EBITDA*	203	338	(44)	294
General and administrative	(57)	(62)	—	(62)
Other	4	8	—	8
Adjusted EBITDA*	$150	$284	$(44)	$240

	Nine Months Ended
		September 30, 2022
	September 30, 2023	As Reported	Impact of Alignment	As Adjusted*

Vacation Ownership	$647	$772	$(44)	$728
Exchange & Third-Party Management	99	117	—	117
Segment Adjusted EBITDA*	746	889	(44)	845
General and administrative	(189)	(187)	—	(187)
Other	18	25	—	25
Adjusted EBITDA*	$575	$727	$(44)	$683

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2023	September 30, 2022
		As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sale of vacation ownership products	$319	$444	$(27)	$417
Management and exchange	205	198	—	198
Rental	138	165	—	165
Financing	81	74	—	74
Cost reimbursements	443	371	—	371
TOTAL REVENUES	1,186	1,252	(27)	1,225
EXPENSES
Cost of vacation ownership products	50	76	(2)	74
Marketing and sales	202	207	—	207
Management and exchange	115	101	—	101
Rental	119	126	—	126
Financing	30	5	19	24
General and administrative	57	62	—	62
Depreciation and amortization	33	33	—	33
Litigation charges	2	2	—	2
Royalty fee	30	28	—	28
Impairment	—	1	—	1
Cost reimbursements	443	371	—	371
TOTAL EXPENSES	1,081	1,012	17	1,029
Gains (losses) and other income (expense), net	3	(2)	—	(2)
Interest expense, net	(36)	(34)	—	(34)
Transaction and integration costs	(5)	(34)	—	(34)
Other	(1)	(1)	—	(1)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	66	169	(44)	125
Provision for income taxes	(24)	(59)	11	(48)
NET INCOME (LOSS)	42	110	(33)	77
Net income attributable to noncontrolling interests	—	(1)	—	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$42	$109	$(33)	$76

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic shares	36.4	39.5		39.5
Basic	$1.16	$2.76	$(0.80)	$1.96
Diluted shares	43.3	43.4		43.4
Diluted	$1.09	$2.53	$(0.74)	$1.79

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
		As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sale of vacation ownership products	$1,085	$1,179	$(27)	$1,152
Management and exchange	611	623	—	623
Rental	435	438	—	438
Financing	239	217	—	217
Cost reimbursements	1,163	1,011	—	1,011
TOTAL REVENUES	3,533	3,468	(27)	3,441
EXPENSES
Cost of vacation ownership products	174	216	(2)	214
Marketing and sales	618	603	—	603
Management and exchange	332	330	—	330
Rental	344	294	—	294
Financing	81	49	19	68
General and administrative	189	187	—	187
Depreciation and amortization	99	98	—	98
Litigation charges	7	7	—	7
Royalty fee	88	84	—	84
Impairment	4	1	—	1
Cost reimbursements	1,163	1,011	—	1,011
TOTAL EXPENSES	3,099	2,880	17	2,897
Gains and other income, net	34	39	—	39
Interest expense, net	(106)	(91)	—	(91)
Transaction and integration costs	(28)	(99)	—	(99)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	334	437	(44)	393
Provision for income taxes	(115)	(134)	11	(123)
NET INCOME (LOSS)	219	303	(33)	270
Net income attributable to noncontrolling interests	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$219	$303	$(33)	$270

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic shares	36.9	41.1		41.1
Basic	$5.96	$7.39	$(0.78)	$6.61
Diluted shares	43.8	45.9		45.9
Diluted	$5.33	$6.68	$(0.69)	$5.99

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended September 30, 2023
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$319	$—	$—	$319
Management and exchange(1)
Ancillary revenues	62	1	—	63
Management fee revenues	44	5	—	49
Exchange and other services revenues	37	44	12	93
Management and exchange	143	50	12	205
Rental	128	10	—	138
Financing	81	—	—	81
Cost reimbursements(1)	455	4	(16)	443
TOTAL REVENUES	$1,126	$64	$(4)	$1,186

PROFIT
Development	$67	$—	$—	$67
Management and exchange(1)	74	19	(3)	90
Rental(1)	6	10	3	19
Financing	51	—	—	51
TOTAL PROFIT	198	29	—	227

OTHER
General and administrative	—	—	(57)	(57)
Depreciation and amortization	(23)	(7)	(3)	(33)
Litigation charges	(2)	—	—	(2)
Royalty fee	(30)	—	—	(30)
Gains (losses) and other income (expense), net	7	1	(5)	3
Interest expense, net	—	—	(36)	(36)
Transaction and integration costs	—	—	(5)	(5)
Other	(1)	—	—	(1)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	149	23	(106)	66
Provision for income taxes	—	—	(24)	(24)
NET INCOME (LOSS)	149	23	(130)	42
Net income attributable to noncontrolling interests(1)	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$149	$23	$(130)	$42
SEGMENT MARGIN(2)	22%	37%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended September 30, 2022
(In millions)
(Unaudited)

	Reportable Segment				Corporate and Other	Total
	Vacation Ownership			Exchange & Third-Party Management		As Reported	As Adjusted*
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sales of vacation ownership products	$444	$(27)	$417	$—	$—	$444	$417
Management and exchange(1)
Ancillary revenues	63	—	63	1	—	64	64
Management fee revenues	41	—	41	7	(1)	47	47
Exchange and other services revenues	32	—	32	47	8	87	87
Management and exchange	136	—	136	55	7	198	198
Rental	154	—	154	11	—	165	165
Financing	74	—	74	—	—	74	74
Cost reimbursements(1)	374	—	374	5	(8)	371	371
TOTAL REVENUES	$1,182	$(27)	$1,155	$71	$(1)	$1,252	$1,225

PROFIT
Development	$161	$(25)	$136	$—	$—	$161	$136
Management and exchange(1)	72	—	72	27	(2)	97	97
Rental(1)	24	—	24	11	4	39	39
Financing	69	(19)	50	—	—	69	50
TOTAL PROFIT	326	(44)	282	38	2	366	322

OTHER
General and administrative	—	—	—	—	(62)	(62)	(62)
Depreciation and amortization	(23)	—	(23)	(8)	(2)	(33)	(33)
Litigation charges	(2)	—	(2)	—	—	(2)	(2)
Royalty fee	(28)	—	(28)	—	—	(28)	(28)
Impairment	(1)	—	(1)	—	—	(1)	(1)
Gains (losses) and other income (expense), net	1	—	1	(1)	(2)	(2)	(2)
Interest expense, net	—	—	—	—	(34)	(34)	(34)
Transaction and integration costs	(2)	—	(2)	—	(32)	(34)	(34)
Other	(1)	—	(1)	—	—	(1)	(1)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	270	(44)	226	29	(130)	169	125
Provision for income taxes	—	11	11	—	(59)	(59)	(48)
NET INCOME (LOSS)	270	(33)	237	29	(189)	110	77
Net income attributable to noncontrolling interests(1)	—	—	—	—	(1)	(1)	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$270	$(33)	$237	$29	$(190)	$109	$76
SEGMENT MARGIN(2)	34%		31%	44%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the nine months ended September 30, 2023
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$1,085	$—	$—	$1,085
Management and exchange(1)
Ancillary revenues	193	3	—	196
Management fee revenues	134	18	(2)	150
Exchange and other services revenues	98	136	31	265
Management and exchange	425	157	29	611
Rental	404	31	—	435
Financing	239	—	—	239
Cost reimbursements(1)	1,182	12	(31)	1,163
TOTAL REVENUES	$3,335	$200	$(2)	$3,533

PROFIT
Development	$293	$—	$—	$293
Management and exchange(1)	223	66	(10)	279
Rental(1)	50	31	10	91
Financing	158	—	—	158
TOTAL PROFIT	724	97	—	821

OTHER
General and administrative	—	—	(189)	(189)
Depreciation and amortization	(69)	(23)	(7)	(99)
Litigation charges	(8)	—	1	(7)
Royalty fee	(88)	—	—	(88)
Impairment	(4)	—	—	(4)
Gains and other income, net	23	1	10	34
Interest expense, net	—	—	(106)	(106)
Transaction and integration costs	—	—	(28)	(28)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	578	75	(319)	334
Provision for income taxes	—	—	(115)	(115)
NET INCOME (LOSS)	578	75	(434)	219
Net income attributable to noncontrolling interests(1)	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$578	$75	$(434)	$219
SEGMENT MARGIN(2)	27%	40%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the nine months ended September 30, 2022
(In millions)
(Unaudited)

	Reportable Segment				Corporate and Other	Total
	Vacation Ownership			Exchange & Third-Party Management		As Reported	As Adjusted*
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sales of vacation ownership products	$1,179	$(27)	$1,152	$—	$—	$1,179	$1,152
Management and exchange(1)
Ancillary revenues	183	—	183	3	—	186	186
Management fee revenues	124	—	124	28	(5)	147	147
Exchange and other services revenues	95	—	95	146	49	290	290
Management and exchange	402	—	402	177	44	623	623
Rental	405	—	405	33	—	438	438
Financing	217	—	217	—	—	217	217
Cost reimbursements(1)	1,026	—	1,026	19	(34)	1,011	1,011
TOTAL REVENUES	$3,229	$(27)	$3,202	$229	$10	$3,468	$3,441

PROFIT
Development	$360	$(25)	$335	$—	$—	$360	$335
Management and exchange(1)	224	—	224	84	(15)	293	293
Rental(1)	94	—	94	33	17	144	144
Financing	168	(19)	149	—	—	168	149
TOTAL PROFIT	846	(44)	802	117	2	965	921

OTHER
General and administrative	—	—	—	—	(187)	(187)	(187)
Depreciation and amortization	(67)	—	(67)	(24)	(7)	(98)	(98)
Litigation charges	(7)	—	(7)	—	—	(7)	(7)
Royalty fee	(84)	—	(84)	—	—	(84)	(84)
Impairment	(1)	—	(1)	—	—	(1)	(1)
Gains (losses) and other income (expense), net	36	—	36	15	(12)	39	39
Interest expense, net	—	—	—	—	(91)	(91)	(91)
Transaction and integration costs	(3)	—	(3)	—	(96)	(99)	(99)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	720	(44)	676	108	(391)	437	393
Provision for income taxes	—	11	11	—	(134)	(134)	(123)
NET INCOME (LOSS)	720	(33)	687	108	(525)	303	270
Net income attributable to noncontrolling interests(1)	—	—	—	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$720	$(33)	$687	$108	$(525)	$303	$270
SEGMENT MARGIN(2)	33%		32%	52%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended
	September 30, 2023	September 30, 2022
		As Reported	Impact of Alignment	As Adjusted*
Consolidated contract sales	$438	$483	$—	$483
Less resales contract sales	(11)	(10)	—	(10)
Consolidated contract sales, net of resales	427	473	—	473
Plus:
Settlement revenue	12	10	—	10
Resales revenue	6	5	—	5
Revenue recognition adjustments:
Reportability	—	54	(46)	8
Sales reserve	(102)	(64)	19	(45)
Other(1)	(24)	(34)	—	(34)
Sale of vacation ownership products	319	444	(27)	417
Less:
Cost of vacation ownership products	(50)	(76)	2	(74)
Marketing and sales	(202)	(207)	—	(207)
Development Profit	67	161	(25)	136
Revenue recognition reportability adjustment	—	(43)	39	(4)
Purchase accounting adjustments	2	5	—	5
Other	—	(5)	—	(5)
Adjusted development profit*	$69	$118	$14	$132
Development profit margin	20.7%	36.1%		32.6%
Adjusted development profit margin*	21.5%	29.9%		32.0%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
		As Reported	Impact of Alignment	As Adjusted*
Consolidated contract sales	$1,325	$1,383	$—	$1,383
Less resales contract sales	(32)	(30)	—	(30)
Consolidated contract sales, net of resales	1,293	1,353	—	1,353
Plus:
Settlement revenue	29	26	—	26
Resales revenue	18	13	—	13
Revenue recognition adjustments:
Reportability	5	7	(46)	(39)
Sales reserve	(185)	(130)	19	(111)
Other(1)	(75)	(90)	—	(90)
Sale of vacation ownership products	1,085	1,179	(27)	1,152
Less:
Cost of vacation ownership products	(174)	(216)	2	(214)
Marketing and sales	(618)	(603)	—	(603)
Development Profit	293	360	(25)	335
Revenue recognition reportability adjustment	(3)	(8)	39	31
Purchase accounting adjustments	6	14	—	14
Other	—	(5)	—	(5)
Adjusted development profit*	$296	$361	$14	$375
Development profit margin	27.0%	30.5%		29.1%
Adjusted development profit margin*	27.4%	30.8%		31.6%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income attributable to common shareholders	$42	$109	$219	$303
Provision for income taxes	24	59	115	134
Income before income taxes attributable to common shareholders	66	168	334	437
Certain items:
ILG integration	—	22	$15	$80
Welk acquisition and integration	5	5	13	10
Other transformation initiatives	—	6	—	6
Other transaction costs	—	1	—	3
Transaction and integration costs	5	34	28	99
Early redemption of senior secured notes	—	—	10	—
Gain on disposition of hotel, land and other	(1)	—	(8)	(33)
Gain on disposition of VRI Americas	—	(1)	—	(17)
Foreign currency translation	5	3	1	10
Insurance proceeds	(1)	—	(3)	(5)
Change in indemnification asset	(6)	(1)	(30)	2
Other	—	1	(4)	4
(Gains) losses and other (income) expense, net	(3)	2	(34)	(39)
Purchase accounting adjustments	3	5	6	13
Litigation charges	2	2	7	7
Impairment	—	1	4	1
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	(6)	—	(6)
Early termination of VRI management contract	—	—	—	(2)
Change in estimate relating to pre-acquisition contingencies	—	(2)	—	(5)
Other	2	3	—	3
Adjusted pretax income*	75	207	345	508
Provision for income taxes	(27)	(76)	(98)	(165)
Adjusted net income attributable to common shareholders*	$48	$131	$247	$343

Diluted shares	43.3	43.4	43.8	45.9
Adjusted earnings per share - Diluted*	$1.20	$3.02	$5.95	$7.53

Excluding the Impact of Alignment:
Adjusted net income attributable to common shareholders*	$48	$98	$247	$310
Adjusted earnings per share - Diluted*	$1.20	$2.28	$5.95	$6.83

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$42	$109	$219	$303
Interest expense, net	36	34	106	91
Provision for income taxes	24	59	115	134
Depreciation and amortization	33	33	99	98
Share-based compensation	6	10	25	30
Certain items:
ILG integration	—	22	15	80
Welk acquisition and integration	5	5	13	10
Other transformation initiatives	—	6	—	6
Other transaction costs	—	1	—	3
Transaction and integration costs	5	34	28	99
Early redemption of senior secured notes	—	—	10	—
Gain on disposition of hotel, land and other	(1)	—	(8)	(33)
Gain on disposition of VRI Americas	—	(1)	—	(17)
Foreign currency translation	5	3	1	10
Insurance proceeds	(1)	—	(3)	(5)
Change in indemnification asset	(6)	(1)	(30)	2
Other	—	1	(4)	4
(Gains) losses and other (income) expense, net	(3)	2	(34)	(39)
Purchase accounting adjustments	3	5	6	13
Litigation charges	2	2	7	7
Impairment	—	1	4	1
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	(6)	—	(6)
Early termination of VRI management contract	—	—	—	(2)
Change in estimate relating to pre-acquisition contingencies	—	(2)	—	(5)
Other	2	3	—	3
ADJUSTED EBITDA*	$150	$284	$575	$727
ADJUSTED EBITDA MARGIN*	20%	32%	24%	30%

Excluding the Impact of Alignment
ADJUSTED EBITDA*	$150	$240	$575	$683
ADJUSTED EBITDA MARGIN*	20%	28%	24%	28%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$149	$270	$578	$720
Depreciation and amortization	23	23	69	67
Share-based compensation	2	2	6	5
Certain items:
Transaction and integration costs	—	2	—	3
Gain on disposition of hotel, land and other	—	—	(7)	(33)
Foreign currency translation	—	(1)	—	—
Insurance proceeds	(1)	—	(3)	(3)
Change in indemnification asset	(6)	—	(9)	—
Other	—	—	(4)	—
Gains and other income, net	(7)	(1)	(23)	(36)
Purchase accounting adjustments	3	5	6	13
Litigation charges	2	2	8	7
Impairment	—	1	4	1
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	(6)	—	(6)
Change in estimate relating to pre-acquisition contingencies	—	(2)	—	(5)
Other	1	3	(1)	3
SEGMENT ADJUSTED EBITDA*	$173	$299	$647	$772
SEGMENT ADJUSTED EBITDA MARGIN*	26%	37%	30%	35%

Excluding the Impact of Alignment
SEGMENT ADJUSTED EBITDA*	$173	$255	$647	$728
SEGMENT ADJUSTED EBITDA MARGIN*	26%	33%	30%	34%
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$23	$29	$75	$108
Depreciation and amortization	7	8	23	24
Share-based compensation	—	1	1	2
Certain items:
Gain on disposition of hotel, land and other	(1)	—	(1)	—
Gain on disposition of VRI Americas	—	(1)	—	(17)
Early termination of VRI management contract	—	—	—	(2)
Foreign currency translation	—	2	—	2
Other	1	—	1	—
SEGMENT ADJUSTED EBITDA*	$30	$39	$99	$117
SEGMENT ADJUSTED EBITDA MARGIN*	50%	58%	53%	55%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	Unaudited
	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$265	$524
Restricted cash (including $84 and $85 from VIEs, respectively)	238	330
Accounts receivable, net (including $14 and $13 from VIEs, respectively)	298	292
Vacation ownership notes receivable, net (including $1,885 and $1,792 from VIEs, respectively)	2,291	2,198
Inventory	642	660
Property and equipment, net	1,250	1,139
Goodwill	3,117	3,117
Intangibles, net	868	911
Other (including $88 and $76 from VIEs, respectively)	484	468
TOTAL ASSETS	$9,453	$9,639

LIABILITIES AND EQUITY
Accounts payable	$238	$356
Advance deposits	169	158
Accrued liabilities (including $3 and $5 from VIEs, respectively)	359	369
Deferred revenue	371	344
Payroll and benefits liability	193	251
Deferred compensation liability	156	139
Securitized debt, net (including $2,048 and $1,982 from VIEs, respectively)	2,026	1,938
Debt, net	3,031	3,088
Other	165	167
Deferred taxes	335	331
TOTAL LIABILITIES	7,043	7,141

Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,807,873 and 75,744,524 shares issued, respectively	1	1
Treasury stock — at cost; 40,122,822 and 38,263,442 shares, respectively	(2,298)	(2,054)
Additional paid-in capital	3,953	3,941
Accumulated other comprehensive income	18	15
Retained earnings	734	593
TOTAL MVW SHAREHOLDERS' EQUITY	2,408	2,496
Noncontrolling interests	2	2
TOTAL EQUITY	2,410	2,498
TOTAL LIABILITIES AND EQUITY	$9,453	$9,639

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
OPERATING ACTIVITIES
Net income	$219	$303
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of intangibles	99	98
Amortization of debt discount and issuance costs	17	20
Vacation ownership notes receivable reserve	182	130
Share-based compensation	25	30
Impairment charges	2	1
Gains and other income, net	(8)	(48)
Deferred income taxes	2	64
Net change in assets and liabilities:
Accounts and contracts receivable	(16)	6
Vacation ownership notes receivable originations	(749)	(728)
Vacation ownership notes receivable collections	461	469
Inventory	80	74
Other assets	(10)	(21)
Accounts payable, advance deposits and accrued liabilities	(103)	(28)
Deferred revenue	24	(5)
Payroll and benefit liabilities	(58)	52
Deferred compensation liability	12	8
Other liabilities	(2)	7
Deconsolidation of certain Consolidated Property Owners' Associations	—	(48)
Purchase of property for future transfer to inventory	(27)	(12)
Other, net	(1)	8
Net cash, cash equivalents and restricted cash provided by operating activities	149	380
INVESTING ACTIVITIES
Proceeds from disposition of subsidiaries, net of cash and restricted cash transferred	—	94
Capital expenditures for property and equipment (excluding inventory)	(92)	(36)
Issuance of note receivable to VIE	—	(47)
Proceeds from collection of note receivable from VIE	—	47
Purchase of company owned life insurance	(8)	(14)
Other dispositions, net	15	5
Net cash, cash equivalents and restricted cash (used in) provided by investing activities	(85)	49
Continued

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(In millions)
(Unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
FINANCING ACTIVITIES
Borrowings from securitization transactions	916	609
Repayment of debt related to securitization transactions	(828)	(655)
Proceeds from debt	790	505
Repayments of debt	(956)	(505)
Finance lease incentive	10	—
Finance lease payment	(2)	(3)
Payment of debt issuance costs	(6)	(10)
Repurchase of common stock	(248)	(528)
Payment of dividends	(80)	(75)
Payment of withholding taxes on vesting of restricted stock units	(10)	(23)
Net cash, cash equivalents and restricted cash used in financing activities	(414)	(685)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(1)	(4)
Change in cash, cash equivalents and restricted cash	(351)	(260)
Cash, cash equivalents and restricted cash, beginning of period	854	803
Cash, cash equivalents and restricted cash, end of period	$503	$543

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2023 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2023 (Low)	Fiscal Year 2023 (High)
Net income attributable to common shareholders	$268	$278
Provision for income taxes	141	146
Income before income taxes attributable to common shareholders	409	424
Certain items(1)	23	28
Adjusted pretax income*	432	452
Provision for income taxes	(127)	(132)
Adjusted net income attributable to common shareholders*	$305	$320
Earnings per share - Diluted(2)	$6.59	$6.82
Adjusted earnings per share - Diluted(2)*	$7.44	$7.78
Diluted shares(2)	43.5	43.5

2023 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2023 (Low)	Fiscal Year 2023 (High)
Net income attributable to common shareholders	$268	$278
Interest expense	145	145
Provision for income taxes	141	146
Depreciation and amortization	135	135
Share-based compensation	33	33
Certain items(1)	23	28
Adjusted EBITDA*	$745	$765

(1) Certain items adjustment includes $40 million of anticipated transaction and integration costs, $10 million of anticipated litigation charges, $9 million of anticipated purchase accounting adjustments, and $4 million of impairments, partially offset by $34 million of gains and other income, net, and $1 million of other adjustments.

(2) We expect 6.5 million shares to be included in diluted shares, reflecting the assumed conversion of our convertible notes and an add back of $18 million for interest expense to the numerator of the diluted earnings per share calculation.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2023 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2023 (Low)	Fiscal Year 2023 (High)
Net cash, cash equivalents and restricted cash provided by operating activities	$271	$307
Capital expenditures for property and equipment (excluding inventory)	(110)	(125)
Borrowings from securitizations, net of repayments	(30)	(25)
Securitized debt issuance costs	(12)	(12)
Free cash flow*	119	145
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	230	230
Certain items(2)	81	85
Change in restricted cash	—	—
Adjusted free cash flow*	$430	$460

(1) Represents the anticipated net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2022 and 2023 year ends.

(2) Certain items adjustment consists primarily of the after-tax impact of anticipated transaction and integration costs.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated contract sales
	2023	$434	$453	$438
	2022	$394	$506	$483	$454	$1,837
	2021	$226	$362	$380	$406	$1,374

VPG
	2023	$4,358	$3,968	$4,055
	2022	$4,706	$4,613	$4,353	$4,088	$4,421
	2021	$4,644	$4,304	$4,300	$4,305	$4,356

Tours
	2023	92,890	106,746	100,609
	2022	78,505	102,857	104,000	105,231	390,593
	2021	45,871	79,900	84,098	89,495	299,364

Exchange & Third-Party Management
Total active Interval International members (000's)(1)
	2023	1,568	1,566	1,571
	2022	1,606	1,596	1,591	1,566	1,566
	2021	1,479	1,321	1,313	1,296	1,296

Average revenue per Interval International member
	2023	$42.07	$39.30	$39.15
	2022	$44.33	$38.79	$38.91	$35.60	$157.97
	2021	$47.13	$46.36	$42.95	$42.93	$179.48

(1) Includes members at the end of each period.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by an asterisk (“*”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Non-GAAP Financial Measures
We evaluate non-GAAP financial measures, including those identified by an asterisk (“*”) on the preceding pages, that exclude certain items as further described in the financial schedules included herein, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other companies.
Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense, net (excluding consumer financing interest expense associated with term securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to shareholders. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. EBITDA and Adjusted

EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other companies.
Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin as indicators of operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment Adjusted EBITDA margin represents Segment Adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of transaction and integration charges, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.
Results As Adjusted for the Estimated Impact of the Maui Fires
In our press release and schedules we provide As Adjusted results for the three- and nine-months ended September 30, 2023 for comparison purposes. The As Adjusted results reflect the estimated impact of the Maui fires on the Company’s reported results on a GAAP basis, as well as to the Company’s non-GAAP financial measures. We provide this As Adjusted information because we believe that it facilitates the comparison of results from our on-going core operations before the estimated impact of the Maui fires. We believe that the As Adjusted results provide useful information to assist with period-over-period comparisons of our on-going operations excluding any estimated impact from the Maui fires.
Results As Adjusted for the Impact of the Alignment
In our press release and schedules we provide As Adjusted results for the three- and nine-months ended September 30, 2022 for comparison purposes. The As Adjusted results exclude any impacts to the Company’s reported results on a GAAP basis, as well as to the Company’s non-GAAP financial measures, due to the Alignment. We provide this As Adjusted information because we believe that it facilitates the comparison of results from our on-going core operations before the impact of the Alignment. We believe that the As Adjusted results provide useful information to assist with period-over-period comparisons of our on-going operations excluding any impact from the Alignment.